Dryden Large Cap Core Equity Fund, Inc.
Gateway Center Three
100 Mulberry Street, 9th Floor
Newark, NJ 07102-4077



               January 26, 2009

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re:   Rule 24f-2 Notice for Dryden Large Cap
Core Equity Fund, Inc.

          File Nos. 33-66895 and 811-09101

   On behalf of the Dryden Large Cap Core
Equity Fund, Inc. enclosed for filing under the Investment Company Act of 1940 is one copy of the Rule 24f-2 Notice. This document has been filed using the EDGAR system.
Should you have any questions, please contact me at (973) 367-7503.

                              Very truly
                              yours,
                              /s/_Grace C.
Torres
Grace C. Torres
                              Treasurer